                                                                      Exhibit 10

                                                           CONFORMED AS EXECUTED

================================================================================






                            TRANSWITCH CORPORATION

                           (a Delaware corporation)

                       4 1/2% Convertible Notes Due 2005








                              PURCHASE AGREEMENT



Dated: September 6, 2000







================================================================================

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SECTION 1. Representations and Warranties by the Company..................   2
     (a)   Representations and Warranties.................................   2
           (i)      Offering Memorandum...................................   3
           (ii)     Independent Accountants...............................   3
           (iii)    Financial Statements..................................   3
           (iv)     No Material Adverse Change in Business................   3
           (v)      Good Standing of the Company..........................   3
           (vi)     Good Standing of Subsidiaries.........................   4
           (vii)    Capitalization........................................   4
           (viii)   Authorization of Agreement............................   4
           (ix)     Authorization of the Indenture........................   4
           (x)      Authorization of the Registration Rights Agreement....   4
           (xi)     Authorization of the Securities.......................   5
           (xii)    Description of the Securities and the Indenture.......   5
           (xiii)   Authorization and Description of Common Stock.........   5
           (xiv)    Absence of Defaults and Conflicts.....................   5
           (xv)     Absence of Labor Dispute..............................   6
           (xvi)    Absence of Proceedings................................   6
           (xvii)   Possession of Intellectual Property...................   7
           (xviii)  Absence of Further Requirements.......................   7
           (xix)    Possession of Licenses and Permits....................   7
           (xx)     Title to Property.....................................   7
           (xxi)    Environmental Laws....................................   8
           (xxii)   Investment Company Act................................   8
           (xxiii)  Similar Offerings.....................................   8
           (xxiv)   Rule 144A Eligibility.................................   9
           (xxv)    No General Solicitation...............................   9
           (xxvi)   No Registration Required..............................   9
           (xxvii)  Reporting Company.....................................   9
           (xxviii) Accounting Controls...................................   9
           (xxix)   No Stabilization or Manipulation......................   9
     (b)   Officer's Certificates.........................................   9
SECTION 2. Sale and Delivery to Initial Purchasers; Closing...............   9
     (a)   Initial Securities.............................................   9
     (b)   Option Securities..............................................  10
     (c)   Payment........................................................  10

     (d)   Denominations; Registration.......................................  10
SECTION 3. Covenants of the Company..........................................  11
     (a)   Offering Memorandum...............................................  11
     (b)   Notice and Effect of Material Events..............................  11
     (c)   Amendment to Offering Memorandum and Supplements..................  11
     (d)   Qualification of Securities for Offer and Sale....................  11
     (e)   DTC...............................................................  12
     (f)   Use of Proceeds...................................................  12
     (g)   Restriction on Sale of Securities.................................  12
     (h)   Restrictions on Sale of Common Stock..............................  12
     (i)   PORTAL Designation................................................  12
     (j)   Reporting Requirements............................................  12
SECTION 4. Payment of Expenses...............................................  13
     (a)   Expenses..........................................................  13
     (b)   Termination of Agreement..........................................  13
SECTION 5. Conditions of Initial Purchasers' Obligations.....................  13
     (a)   Opinion of Counsel for Company....................................  13
     (b)   Opinion of Intellectual Property Counsel for the Company..........  13
     (c)   Opinion of Counsel for Initial Purchasers.........................  14
     (d)   Officers' Certificate.............................................  14
     (e)   Accountants' Comfort Letter.......................................  14
     (f)   Bring-down Comfort Letter.........................................  14
     (g)   Maintenance of Rating.............................................  14
     (h)   PORTAL............................................................  15
     (i)   Registration Rights Agreement.....................................  15
     (j)   Conditions to Purchase of Option Securities.......................  15
           (i)    Officers' Certificate......................................  15
           (ii)   Opinion of Counsel for Company.............................  15
           (iii)  Opinion of Intellectual Property Counsel for the Company...  15
           (iv)   Opinion of Counsel for Initial Purchasers..................  15
           (v)    Bring-down Comfort Letter..................................  15
           (vi)   No Downgrading.............................................  15
     (k)   Additional Documents..............................................  16
     (l)   Termination of Agreement..........................................  16
     (m)   Lock-Up Agreements................................................  16
SECTION 6. Subsequent Offers and Resales of the Securities...................  16
     (a)   Offer and Sale Procedures.........................................  16
           (i)    Offers and Sales only to Qualified Institutional Buyers....  16
           (ii)   No General Solicitation....................................  16
           (iii)  Purchases by Non-Bank Fiduciaries..........................  16
           (iv)   Subsequent Purchaser Notification..........................  16
           (v)    Minimum Principal Amount...................................  17
           (vi)   Restrictions on Transfer...................................  17
           (vii)  Delivery of Offering Memorandum............................  17
     (b)   Covenants of the Company..........................................  17
           (i)    Integration................................................  17

            (ii)   Rule 144A Information.................................... 17
            (iii)  Restriction on Repurchases............................... 18
     (c)    Qualified Institutional Buyer................................... 18
SECTION 7.  Indemnification................................................. 18
     (a)    Indemnification of Initial Purchasers........................... 18
     (b)    Indemnification of Company...................................... 18
     (c)    Actions against Parties; Notification........................... 19
     (d)    Settlement without Consent if Failure to Reimburse.............. 19
SECTION 8.  Contribution.................................................... 19
SECTION 9.  Representations, Warranties and Agreements to Survive Delivery.. 21
SECTION 10. Termination of Agreement........................................ 21
     (a)    Termination; General............................................ 21
     (b)    Liabilities..................................................... 21
SECTION 11. Default by One or More of the Initial Purchasers................ 21
SECTION 12. Notices......................................................... 22
SECTION 13. Parties......................................................... 22
SECTION 14. Governing Law................................................... 22
SECTION 15. Effect on Headings.............................................. 22

SCHEDULES
     Schedule A - List of Initial Purchasers
     Schedule B - Pricing Information
     Schedule C - Parties to Sign Lock-Up Agreements
EXHIBITS
     Exhibit A - Form of Registration Rights Agreement
     Exhibit B - Form of Opinion of Company's Counsel
     Exhibit C - Form of Opinion of Company's Intellectual Property Counsel Exhibit D - Form of Lock-Up Agreement

                            TRANSWITCH CORPORATION

                           (a Delaware corporation)

                                 $400,000,000

                       4 1/2% Convertible Notes due 2005

                              PURCHASE AGREEMENT

                                                         September 6, 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Robertson Stephens, Inc.
Banc of America Securities LLC
as Representatives of the several Initial Purchasers
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York 10281

Ladies and Gentlemen:

     TranSwitch Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch, Robertson Stephens, Inc. and Banc of America Securities LLC are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $400,000,000 aggregate principal amount of the Company's 4 1/2% Convertible Notes due 2005 (the "Notes"), and with respect to the grant by the Company to the Initial Purchasers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an additional $60,000,000 principal amount of Notes to cover over-allotments, if any. The aforesaid $400,000,000 principal amount of Notes (the "Initial Securities") to be purchased by the Initial Purchasers and all or any part of the $60,000,000 principal amount of Notes subject to the option described in Section 2(b) hereof (the

"Option Securities") are hereinafter called, collectively, the "Securities." The Securities are to be issued pursuant to an indenture to be dated as of September 12, 2000 (the "Indenture") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(c)) (the "DTC Agreement"), among the Company, the Trustee and DTC.

     The Securities are convertible into shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") in accordance with the terms of the Securities and the Indenture, at the initial conversion price specified in Schedule B hereto.

     The holders of Securities will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A with such changes as shall be agreed to by the parties hereto (the "Registration Rights Agreement") pursuant to which the Company will file a registration statement with the Securities and Exchange Commission (the "Commission") registering resales of the Securities and the shares of Common Stock issuable upon conversion thereof under the Securities Act of 1933, as amended (the "1933 Act").

     The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchasers without being registered under the 1933 Act, in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations promulgated under the 1933 Act by the Commission).

     The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated September 1, 2000 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated September 6, 2000 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

     SECTION 1. Representations and Warranties by the Company.

     (a) Representations and Warranties. The Company represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, and agrees with each Initial Purchaser, as follows:

  (i)   Offering Memorandum. The Offering Memorandum does not, and at the
        -------------------
Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

  (ii)  Independent Accountants. The accountants who certified the financial
        -----------------------
statements and supporting schedules included in the Offering Memorandum are independent public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

  (iii) Financial Statements. The financial statements, together with the
        --------------------
related schedules and notes, included in the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

  (iv)  No Material Adverse Change in Business. Since the respective dates as of
        --------------------------------------
which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

  (v)   Good Standing of the Company. The Company has been duly organized and is
        ----------------------------
validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

  (vi)   Good Standing of Subsidiaries. Each subsidiary of the Company has been
         -----------------------------
duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than TranSwitch Europe N.V./S.A., TranSwitch India Private Limited, Easics NV, Alacrity Communications, Inc., TranSwitch International Corporation, TranSwitch II Corp. and TranSwitch S.A., none of which is a "significant subsidiary" (as such term is defined in Rule 1-02 or Regulation S-X under the 1933 Act).

  (vii)  Capitalization. The authorized, issued and outstanding capital stock of
         --------------
the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans referred to in the Offering Memorandum, pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum or pursuant to the Company's acquisition of Alacrity Communications, Inc.). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

  (viii) Authorization of Agreement. This Agreement has been duly authorized,
         --------------------------
executed and delivered by the Company.

  (ix)   Authorization of the Indenture. The Indenture has been duly authorized
         ------------------------------
by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

  (x)    Authorization of the Registration Rights Agreement. The Registration
         --------------------------------------------------
Rights Agreement has been duly authorized by the Company, and, when executed and delivered by the Company and the Initial Purchasers, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except (1) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (2) as rights to indemnity and contribution thereunder may be limited by applicable law.

     (xi)   Authorization of the Securities. The Securities have been duly
            -------------------------------
authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

     (xii)  Description of the Securities and the Indenture. The Securities and
            -----------------------------------------------
the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms last delivered to the Initial Purchasers prior to the date of this Agreement.

     (xiii) Authorization and Description of Common Stock.  The Common Stock
            ---------------------------------------------
conforms in all material respects to all statements relating thereto contained in the Offering Memorandum and such description conforms to the rights set forth in the instruments defining the same. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

     (xiv)  Absence of Defaults and Conflicts.  Neither the Company nor any of
            ---------------------------------
its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Registration Rights

Agreement, the Indenture and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or result in any material violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of which the Company has knowledge of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

     (xv)   Absence of Labor Dispute. No labor dispute with the employees of the
            ------------------------
Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries' principal suppliers, manufacturers, customers or contractors that, in either case, may reasonably be expected to result in a Material Adverse Effect.

     (xvi)  Absence of Proceedings.  Except as disclosed in the Offering
            ----------------------
Memorandum, to the knowledge of the Company there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or threatened, against or affecting the Company or any of its subsidiaries that might reasonably be expected to result in a Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject that are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

     (xvii)   Possession of Intellectual Property.  The Company and its
              -----------------------------------
subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

     (xviii)  Absence of Further Requirements. No filing with, or authorization,
              -------------------------------
approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained and except for the filing of registration statements with the Commission registering resales of the Securities and the shares of Common Stock issuable upon conversion thereof under the 1933 Act and the Commission's declaring of such registration statements as effective.

     (xix)    Possession of Licenses and Permits.  The Company and its
              ----------------------------------
subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     (xx)     Title to Property.  The Company and its subsidiaries have good
              -----------------
and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

     (xxi)    Environmental Laws.  Except as described in the Offering
              ------------------
Memorandum and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) to its knowledge, neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) to the Company's knowledge, the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) to the Company's knowledge, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

     (xxii)   Investment Company Act. The Company is not, and upon the
              ----------------------
issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

     (xxiii)  Similar Offerings. Neither the Company nor any of its affiliates,
              -----------------
as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

          (xxiv)   Rule 144A Eligibility. The Securities are eligible for resale
                   ---------------------
     pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

          (xxv)    No General Solicitation. None of the Company, its Affiliates
                   -----------------------
     or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

          (xxvi)   No Registration Required. Subject to compliance by the
                   ------------------------
     Initial Purchasers with the representations and warranties set forth in
     Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

          (xxvii)  Reporting Company.  The Company is subject to the reporting
                   -----------------
     requirements of Section 13 or Section 15(d) of the 1934 Act.

          (xxviii) Accounting Controls. The Company and its subsidiaries
                   -------------------
     maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxix)   No Stabilization or Manipulation. None of the Company, its
                   --------------------------------
     subsidiaries, or any of their respective officers, directors or controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Initial Purchasers; Closing.

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Initial Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Initial Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, severally and not jointly, to purchase up to an additional $60,000,000 principal amount of Securities at the same price as is set forth in Schedule B for the Initial Securities, plus accrued interest, if any, from the Closing Date to the Date of Delivery (as defined below). The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Initial Purchasers are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Initial Purchasers, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased that the number of Initial Securities set forth in Schedule A opposite the name of such Initial Purchaser bears to the total number of Initial Securities.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (eastern time) on September 12, 2000 (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The certificates representing the Securities shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

     SECTION 3. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

     (a) Offering Memorandum. The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto as such Initial Purchaser may reasonably request.

     (b) Notice and Effect of Material Events. The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, but in no event more than 60 days from the date hereof, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise that
(i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

     (c) Amendment to Offering Memorandum and Supplements. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers, nor the Initial Purchasers' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in
Section 5 hereof.

     (d) Qualification of Securities for Offer and Sale. The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (e) DTC. The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

     (f) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds".

     (g) Restriction on Sale of Securities. During a period of 90 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Company.

     (h) Restrictions on Sale of Common Stock. During a period of 90 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing, except for the filing of registration statements with the Commission registering resales of the Securities and the shares of Common Stock issuable upon conversion thereof under the 1933 Act and the Commission's declaring of such registration statements as effective or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company and its subsidiaries in effect as of the date hereof, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) any shares of Common Stock issued pursuant to mergers acquisitions, combinations or other strategic affiliations approved by the Company's Board of Directors, so long as all recipients of such shares of Common Stock agree not to so transfer such shares of Common Stock during the remainder of the 90-day period.

     (i) PORTAL Designation. The Company will use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market.

     (j) Reporting Requirements. The Company, during the period when the Offering Memorandum is required to be delivered pursuant to Section 6(a)(vii) hereof, but in no event more than 60 days from the date hereof, will file all documents required to be filed with the

Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4.  Payment of Expenses.

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Registration Rights Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of any Blue Sky Survey or any supplement thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, and (vii) any fees payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322.

     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 (other than as a result of the failure of the conditions set forth in Sections 5(c), 5(h) or 5(j)(iv) hereof) or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

     SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Testa, Hurwitz & Thibeault, LLP, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

     (b) Opinion of Intellectual Property Counsel for the Company. At the Closing Time, the Representatives shall have received the favorable opinion, dates as of the Closing Time, of David

P. Gordon, Esq., patent counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, to the effect set forth in Exhibit C hereto.

     (c) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Hale and Dorr LLP, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, with respect to the matters set forth in (i), (ii), (v) through
(viii), inclusive, (xiv) and the penultimate paragraph of Exhibit B hereto. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (d) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Company, signed by the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

     (e) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

     (f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (g) Maintenance of Rating. At the Closing Time, the Securities shall be rated at least B3 by Moody's Investor's Service Inc. and B by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P"), and the Company shall have delivered to the Representatives a letter dated as of the Closing Time from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by S&P, and S&P shall not have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other debt securities.

     (h) PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

     (i) Registration Rights Agreement. At the Closing Time, the Registration Rights Agreement, in form and substance reasonably satisfactory to the Representatives, shall have been duly executed and delivered by the Company and (assuming due execution, delivery and performance by the Initial Purchaser) be in full force and effect.

     (j) Conditions to Purchase of Option Securities. In the event that the Initial Purchasers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

          (i)   Officers' Certificate.  A certificate, dated such Date of
                ---------------------
     Delivery, of the Company, signed by the Chief Executive Offer and Chief Financial Officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

          (ii)  Opinion of Counsel for Company.  The favorable opinion of Testa,
                ------------------------------
     Hurwitz & Thibeault, LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(a) hereof.

          (iii) Opinion of Intellectual Property Counsel for the Company.  The
                --------------------------------------------------------
     favorable opinion of David P. Gordon, Esq., patent counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

          (iv)  Opinion of Counsel for Initial Purchasers.  The favorable
                -----------------------------------------
     opinion of Hale and Dorr LLP, counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (v)    Bring-down Comfort Letter.  A letter from KPMG LLP, in form and
                 -------------------------
     substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          (vi)   No Downgrading.  Subsequent to the date of this Agreement, no
                 --------------
     downgrading shall have occurred in the rating accorded the Securities or of any of the Company's other debt securities by S&P, and S&P shall not have publicly announced that it has under surveillance or review its ratings of the Securities or any of the Company's other debt securities.

     (k) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

     (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

     (m) Lock-Up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule C hereto.

     SECTION 6.  Subsequent Offers and Resales of the Securities.

     (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

          (i)    Offers and Sales only to Qualified Institutional Buyers.
                 -------------------------------------------------------
     Offers and sales of the Securities shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act ("Qualified Institutional Buyers").

          (ii)   No General Solicitation.  No general solicitation or general
                 -----------------------
     advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

          (iii)  Purchases by Non-Bank Fiduciaries.  In the case of a non-bank
                 ---------------------------------
     Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be an institutional accredited investor (as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the 1933 Act) or a Qualified Institutional Buyer.

          (iv)   Subsequent Purchaser Notification.  Each Initial Purchaser
                 ---------------------------------
     will take reasonable steps to inform, and cause each of its Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except
     (1) to the Company, (2) pursuant to an exemption from registration provided by Rule 144 under the 1933 Act, (3) in accordance with Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (4) pursuant to another available exemption from registration under the 1933 Act.

          (v)   Minimum Principal Amount.  No sale of the Securities to any one
                ------------------------
     Subsequent Purchaser will be for less than U.S. $100,000 principal amount and no Securities will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $100,000 principal amount of the Securities.

          (vi)  Restrictions on Transfer.  The transfer restrictions and the
                ------------------------
     other provisions set forth in the Offering Memorandum under the heading "Notice to Investors", including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers.

          (vii) Delivery of Offering Memorandum.  Each Initial Purchaser will
                -------------------------------
     deliver to each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

     (b) Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

          (i)   Integration.  The Company agrees that it will not and will
                -----------
     cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by
     Section 4(2) thereof or by Rule 144A thereunder or otherwise.

          (ii)  Rule 144A Information.  The Company agrees that, in order to
                ---------------------
     render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to
     Section 13 or 15(d) of the 1934 Act.

          (iii)  Restriction on Repurchases.  Until the expiration of two years
                 --------------------------
     after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise.

     (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

     SECTION 7.  Indemnification.

     (a) Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

     (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

     (b) Indemnification of Company. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

          The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the

Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchasers.

     SECTION 10. Termination of Agreement.

     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ System, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

     SECTION 11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of the non-defaulting Initial Purchasers, or

     (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

     No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section.

     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281, attention of Joseph P. Carey; notices to the Company shall be directed to it at Three Enterprise Drive, Shelton, Connecticut 06484, attention of Dr. Santanu Das, Chief Executive Officer, with a copy to Timothy C. Maguire, Esq. Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110.

     SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 15. Effect on Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

                                   Very truly yours,

                                   TRANSWITCH CORPORATION

                                   By: /s/ Santanu Das
                                       -------------------------------------
                                   Name: Santanu Das
                                   Title: Chairman, President and CEO

CONFIRMED AND ACCEPTED,
         as of the date first above written:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

ROBERTSON STEPHENS, INC.

BANC OF AMERICA SECURITIES LLC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

    By: /s/ Joseph Carey
        --------------------------------
            Authorized Signatory

For themselves and as Representatives of the Initial Purchasers named in Schedule A hereto.

                                  SCHEDULE A


                      Name of Initial Purchaser                Principal
                      -------------------------                Amount
                                                               of Securities
                                                               ------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated...................................     $220,000,000
Robertson Stephens, Inc....................................      140,000,000
Banc of America Securities LLC.............................       40,000,000
                                                                ------------
         Total                                                  $400,000,000
                                                                ============

                                    Sch A-1

                                  SCHEDULE B

                            TRANSWITCH CORPORATION

     $400,000,000 of 4 1/2% Convertible Notes due 2005

     1. The initial offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Initial Purchasers for the Securities shall be 96.75% of the principal amount thereof.

     3.   The interest rate on the Securities shall be 4 1/2% per annum.

     4. The notes are convertible, at the option of the holder, at any time on or prior to maturity into shares of Common Stock at a conversion price of $61.9225 per share (equivalent to a conversation rate of 16.1492 shares per $1,000 principal amount of Securities), subject to adjustment.

     5. The Company may redeem the notes, in whole or in part, at any time on or before September 12, 2003, at a redemption price equal to $1,000 per $1,000 principal of notes to be redeemed plus accrued and unpaid interest, if any, to the date of redemption if (i) the closing price of the Common Stock has exceeded 150% of the conversion price then in effect for at least 30 trading days within a period of 60 consecutive trading days ending on the trading day before the date of mailing of the provisional redemption notice, and (ii) the shelf registration statement covering resales of the notes and the Common Stock issuable upon conversion of the notes is effective and available for use and is expected to remain effective and available for use for the 30 days following the provisional redemption date. Upon any provisional redemption, the Company will make an additional payment with respect to the notes called for redemption in an amount equal to $135 per $1,000 principal amount of notes, less the amount of any interest actually paid on the note prior to the provisional redemption date. This additional payment will be payable, at each noteholder's option, in cash, Common Stock or a combination of both. Payments in Common Stock will be valued at 97% of the average of the closing prices of the Common Stock for the five trading days ending on the day prior to the provisional redemption date.

     6. The Company may redeem all of a portion of the notes after September 12, 2003 and on or before September 12, 2004 at the redemption price per $1,000 principal amount of 101.8%. Thereafter, the redemption price, per $1,000 principal amount, shall be 100.9%.

                                    Sch B-1

                                  SCHEDULE C

                      PARTIES TO SIGN LOCK-UP AGREEMENTS

Santanu Das
Michael F. Stauff
Clifford H. Ficke
Alfred R. Boshulte
Ljubomir Micic
Gerald Montry
James M. Pagos
Albert E. Paladino
Erik H. van der Kaay

                                    Sch C-1

                                                                       Exhibit A

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                    Exh A-1

                                                                       Exhibit B

                     FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(a)

     (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement;

     (iii) the Company is duly qualified as a foreign corporation for the transaction of business and is in good standing in California, Connecticut, Massachusetts and North Carolina. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than TranSwitch Europe, N.V./S.A., TranSwitch India Private Limited, Easics NV, Alacrity Communications, Inc., TranSwitch International Corporation, TranSwitch II Corp. and TranSwitch S.A.;

     (iv) the authorized, issued and outstanding capital stock of the Company is set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuance, if any, pursuant to the Purchase Agreement, pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities or options referred to in the Offering Memorandum or pursuant to the acquisition of Alacrity Communications, Inc.); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and, to such counsel's knowledge, none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights under the Delaware General Corporation Law of any security holder of the Company;

     (v) this Agreement has been duly authorized, executed and delivered by the Company;

     (vi) the Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

     (vii) the Securities have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and issued and delivered against payment of the purchase price therefor will constitute valid and

                                    Exh B-1
binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), or other similar laws relating to or affecting enforcement of creditor's rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture;

     (viii) the Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Memorandum;

     (ix) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except (1) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (2) as rights to indemnity and contribution thereunder may be limited by applicable law or public policy;

     (x) upon issuance and delivery of the Securities in accordance with the Purchase Agreement and the Indenture, the Securities shall be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate actions; such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable;

     (xi) to such counsel's knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary thereof is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the aggregate properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by the Offering Memorandum;

     (xii) The statements in the Offering Memorandum (1) under "Description of Notes," "Description of Capital Stock" and "Certain United States Federal Income Tax Considerations" to the extent such statements constitute summaries of legal matters, fairly summarize such legal matters or legal conclusions, subject to the limitations set forth therein;

     (xiii) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Securities will be offered or sold, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution

                                    Exh B-2
and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Securities to the Initial Purchasers or the resale by the Initial Purchasers in accordance with the terms of the Purchase Agreement, except for the filing of registration statements with the Commission registering resales of the Securities and the shares of Common Stock issuable upon conversion thereof under the 1933 Act and the Commission's declaring of such registration statements as effective;

     (xiv) it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act;

     (xv) the execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Offering Memorandum (including the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, contravene or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary thereof pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to such counsel, to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (except for such contraventions, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or operations; and

     (xvi) the Company is not an "investment company" as such terms are defined in the 1940 Act.

     In connection with the preparation of the Offering Memorandum, we have participated in conferences with officers and representatives of the Company, the Initial Purchasers, counsel for the Initial Purchasers and the independent accountants of the Company, at which conferences we made inquiries of such persons and others and discussed the contents of the Offering Memorandum, and, while the limitations inherent in the verification of factual matters and the character of determinations involved in the registration process are such that we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, subject to the foregoing and based on such participation, inquiries and discussions, nothing has come to our attention that would lead us to believe that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom as to which we need make no statement), at the time the Offering

                                    Exh B-3

Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                    Exh B-4

                                                                       Exhibit C

              FORM OF OPINION OF COMPANY'S INTELLECTUAL PROPERTY
                                    COUNSEL
                   TO BE DELIVERED PURSUANT TO SECTION 5(b)

     (i) To the best of such counsel's knowledge, in the sections of the Offering Memorandum titled "Risk Factors --__________" and "Business -- __________" the descriptions of statutes, legal and governmental proceedings, contracts and other documents relating to the Company's patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names and copyrights ("Intellectual Property") to the extent that they relate to the Company's business do not contain any material misstatement;

     (ii) The Company has duly and properly filed the U.S. patent applications, listed in the Offering Memorandum under the caption "Business -- __________," and has duly and properly informed and instructed foreign patent attorneys and/or agents to duly and properly file the foreign patent applications listed in the Offering Memorandum under the caption "Business -- __________," and to the best of such counsel's knowledge, said foreign patent attorneys and/or agents have duly and properly filed the foreign patent applications listed in the Offering Memorandum under the caption "Business --__________," and except as disclosed in the Offering Memorandum, the Company duly holds the U.S. patents listed in the Offering Memorandum under the caption "Business --__________," and to the best of such counsel's knowledge, duly hold the foreign patents listed in the Offering Memorandum under the caption "Business --__________;"

     (iii) To the best of such counsel's knowledge, the Company has not received any notice from any other person pertaining to or challenging the right of the Company to use any patents owned or used by or licensed to the Company;

     (iv) To the best of such counsel's knowledge, except as disclosed in the Offering Memorandum, the Company has conducted its business without claim of infringement of any United States or foreign patents of others;

     (v) To the best of such counsel's knowledge, other than pending patent and trademark applications, there is not pending or threatened any action, suit or proceeding to which the Company is a party, before or by any court or governmental agency or body, relating to patents or patent rights or patent applications for the Company's products; and

     (vi) Such counsel has reviewed the sections of the Offering Memorandum titled "Risk Factors --___________" and "Business --__________," which have been delivered to such counsel in connection with such counsel's opinion, and any further amendments or supplements thereto made by the Company prior to the Closing Date and brought to such counsel's attention, and insofar as they concern trademarks, patents or patent rights, or patent applications pertaining to the Company's business or products, such counsel has no reason to believe that any such section included in any part of the Offering Memorandum.

                                    Exh C-1

                                                                       Exhibit D

____________, 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
Robertson Stephens, Inc.
Banc of America Securities LLC
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

          Re:  Proposed Offerings by TranSwitch Corporation, Inc.
               --------------------------------------------------

Dear Sirs:

          The undersigned, a stockholder, officer or director of TranSwitch Corporation., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Robertson Stephens, Inc. and Banc of America Securities LLC propose to enter into a purchase agreement with the Company providing for the offering of the Company's ___% Convertible Notes due 2005 (the "Notes") which are convertible into the Company's common stock, par value $.001 per share (the "Common Stock"). In recognition of the benefit that this offering will confer upon the undersigned as a stockholder, officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the purchase agreements that, during a period of 90 days from the date of the purchase agreements, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise[; provided, however, that the foregoing shall not apply


                                    Exh D-1
to such transfers of _________ shares of Common Stock held by the undersigned during the 90-day period].

                                             Very truly yours,

                                             ________________________________
                                             (Print name of beneficial owner)

                                             Signed by:

                                             ________________________________
                                             (Print name of signatory if signed
                                             on behalf of beneficial owner:)

                                    Exh D-2